UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
CARDINAL ETHANOL, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2011 ANNUAL MEETING OF MEMBERS
Proxy Statement
QUESTIONS AND ANSWERS ABOUT THE 2011 ANNUAL MEETING AND VOTING
PROPOSALS TO BE VOTED UPON
PROPOSAL 1
Election of Directors
PROPOSAL TWO
ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)
PROPOSAL THREE
ADVISORY VOTE ON FREQUENCY OF THE SAY-ON-PAY VOTE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
ANNUAL REPORT AND FINANCIAL STATEMENTS

NOTICE OF 2011 ANNUAL MEETING OF MEMBERS

Thursday, February 10, 2011

To our Members:

The 2011 Annual Meeting of Members (the “2011 Annual Meeting”) of Cardinal Ethanol, LLC (the “Company”) will be held on Thursday, February 10, 2011 at the Winchester High School, Winchester, Indiana. Registration for the 2011 Annual Meeting will begin at 5:00 p.m. EST. The 2011 Annual Meeting will commence at approximately 6:00 p.m. EST. The purposes of the meeting are to:

•	Elect three (3) Directors to our Board of Directors;

•	Conduct an advisory vote on our executive compensation called “Say-on-Pay”;

•	Conduct an advisory vote on the frequency of the Say-on-Pay vote; and

•	Transact such other business as may properly come before the 2011 Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card or if you need directions to attend the meeting and vote in person please call the Company at (765) 964-3137.

Only members listed on the Company’s records at the close of business on January 11, 2011 are entitled to notice of the 2011 Annual Meeting and to vote at the 2011 Annual Meeting and any adjournments thereof. The proxy statement, proxy card and annual report to members are also available at www.cardinalethanol.com under the “Annual Meeting” tab. For your proxy card to be valid, it must be received by the Company no later than 5:00 p.m. EST on Wednesday, February 9, 2011.

All members are cordially invited to attend the 2011 Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the meeting in person. You may fax the enclosed proxy card to the Company at (765) 964-3349 or mail it to us using the enclosed envelope.

By order of the Board of Directors,

/s/  Robert Davis
Robert Davis
Chairman of the Board

Union City, Indiana
January 11, 2011

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CARDINAL ETHANOL, LLC
1554 N. County Road 600 E.,
Union City, Indiana 47390

Proxy Statement
2011 Annual Meeting of Members
Thursday, February 10, 2011
6:00 p.m. EST

The enclosed proxy is solicited by the Board of Directors of Cardinal Ethanol, LLC (the “Company” or “Cardinal Ethanol”) for use at the 2011 annual meeting of members of the Company to be held on Thursday, February 10, 2011 (the “2011 Annual Meeting”), and at any adjournment thereof. The 2011 Annual Meeting will be held at the Winchester High School, Winchester, Indiana. Registration for the meeting will begin at 5:00 p.m. EST. The 2011 Annual Meeting will commence at approximately 6:00 p.m. EST. This solicitation is being made by mail, however the Company may also use its Officers, Directors and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about January 11, 2011.

QUESTIONS AND ANSWERS ABOUT THE 2011 ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:	You received this proxy statement because you were a member of the Company at the close of business on January 11, 2011, the record date and are entitled to vote.

Q:	When and where is the 2011 Annual Meeting?

A:	The 2011 Annual Meeting will be held at the Winchester High School, Winchester, Indiana on Thursday February 10, 2011. Registration for the meeting will begin at 5:00 p.m. EST. The Annual Meeting will commence at approximately 6:00 p.m. EST.

Q:	What am I voting on?

A:	The Board of Directors is soliciting the proxies of members who are not “Appointing Members” pursuant to Section 5.3(c) of our Second Amended and Restated Operating Agreement (“operating agreement”) to vote on the election of three (3) Directors. An “Appointing Member” is any member or any related party or affiliate thereof, who purchased 400 or more units in the Company’s initial public offering and who, as a result of the purchase of such units, appointed one director to our Board of Directors. Any member who is entitled to appoint a director pursuant to section 5.3(c) of our operating agreement is not entitled to vote for the election of any other Directors. If you are not an “Appointing Member”, you are entitled to vote on the election of Directors at the 2011 Annual Meeting.

The three nominees, nominated by the Board of Directors are Ralph Brumbaugh, Everett Hart and Thomas Chronister. All three nominees are incumbent Directors. The Board of Directors recommends a vote FOR the election of Ralph Brumbaugh, Everett Hart and Thomas Chronister for Directors.

The Board is also soliciting the proxies of all members to provide two advisory votes. You are providing an advisory vote on the Company’s executive compensation called a “Say-on-Pay” vote and providing an advisory vote on how frequently you would like the Company to present the Say-on-Pay vote to the members.

Q:	How many votes do I have?

A:	On any matter which may properly come before the meeting, each member entitled to vote will have one vote for each membership unit owned of record by such member as of the close of business on January 11, 2011. Pursuant to section 6.15 of the operating agreement, members do not have any dissenters’ rights.

Q:	What is the Say-on-Pay Vote?

A:	The Say-on-Pay vote is an advisory vote by the Company’s members whereby the member can either endorse or not endorse the Company’s system of compensating its executive officers. While the Say-on-Pay vote is not binding on the Board, the Board intends to take the vote into consideration in making future compensation awards to the Company’s executive officers. The Company may also use the Say-on-Pay vote to engage members in a dialogue regarding the Company’s system of compensating its executive officers.

Q:	What is the advisory vote on how frequently the Company will present the Say-on-Pay vote to members?

A:	In addition to the Say-on-Pay vote discussed above, the Company is presenting the members the opportunity to provide input on how often the members would like to hold the Say-on-Pay vote. The members can choose whether they would like the Company to have the Say-on-Pay vote every year, every other year or every third year. While this vote is not binding on the Board, the Board intends to use the results of this vote to determine how frequently to present the Say-on-Pay vote at the Company’s annual meetings.

Q:	What is the voting requirement to elect the Directors and what is the effect of an abstention or withheld vote?

A:	In the election of Directors, the three persons receiving the greatest number of votes will be elected regardless of whether any individual nominee receives votes from a majority of the quorum. Members do not have cumulative voting rights. In the director election, because directors are elected by plurality vote, abstentions and withheld votes will not be counted either for or against any nominee. Abstentions will be included when counting units to determine whether a sufficient number of the voting membership units are represented to establish a quorum.

Q:	What is the voting requirement for the Say-on-Pay vote and what is the effect of an abstention?

A:	The advisory vote on executive compensation called the Say-on-Pay vote will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST the proposal. A properly executed proxy card marked ABSTAIN with respect to the proposal will not be voted and will not count FOR or AGAINST the proposal. Abstentions with respect to this proposal are counted for purposes of establishing a quorum.

Q:	What is the voting requirement for the advisory vote on how frequently to present the Say-on-Pay vote and what is the effect of an abstention?

A:	The advisory vote on how frequently to present the Say-on-Pay vote to the members is a plurality vote, which means that the alternative that receives the greatest number of votes, compared to the votes cast for the other alternatives, will be the vote of the members. This advisory vote is not binding on the Board. However, the Board intends to use the results of this vote to determine how frequently to present the Say-on-Pay vote at the Company’s annual meetings. A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted and will not count FOR or AGAINST any alternative. Abstentions with respect to this proposal are counted for purposes of establishing a quorum.

Q:	How many membership units are outstanding?

A:	At the close of business on January 11, 2011, there were 14,606 outstanding membership units. As such there can be a total of 14,606 votes on the Say-on-Pay advisory votes. At the close of business on January 11, 2011 there were 11,583 outstanding membership units held by non-Appointing Members, meaning that there can be a total of 11,583 votes on the election of Directors.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2011 Annual Meeting either in person or by proxy. You may vote using any of the following methods:

• Proxy Card.  The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2011 Annual Meeting. The membership units represented by each properly executed card will be voted at the 2011 Annual Meeting in accordance with the member’s directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card.

After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or by fax to the Company at (765) 964-3349. In order for your vote to count, the Company must receive your proxy card by 5:00 p.m. EST on Wednesday, February 9, 2011. If you sign and return the proxy card without specifying any choices, your membership units will be voted FOR the incumbents Ralph Brumbaugh, Everett Hart and Thomas Chronister; FOR Proposal Two — Say-on-Pay and EVERY YEAR with respect to Proposal Three — Frequency of the Say-on-Pay vote.

• In person at the 2011 Annual Meeting. Members of record as of January 11, 2011 may vote in person at the 2011 Annual Meeting.

If membership units are owned jointly by more than one person, both persons must either sign the proxy card or attend the 2011 Annual Meeting in order for the units to be counted.

Q:	What can I do if I change my mind after I vote my units?

A:	You may revoke your proxy by:

• Voting in person at the 2011 Annual Meeting;

• Giving personal or written notice of the revocation, which is received by Robert Davis, Chairman of the Company’s Board of Directors, at the Company’s offices at 1554 N. County Road 600 E., Union City, IN 47390 by 5:00 p.m. EST on Wednesday, February 9, 2011; or

• Giving personal or written notice of the revocation to the Company’s Secretary, Thomas Chalfant, at the commencement of the 2011 Annual Meeting.

Q:	What happens if I mark too few or too many boxes on the proxy card?

A:	If you do not mark any choices for Directors on the proxy card, then the Proxies will vote your units FOR Thomas Chronister, Everett Hart and Ralph Brumbaugh, FOR Proposal Two — Say-on-Pay and EVERY YEAR with respect to Proposal Three — Frequency of the Say-on-Pay vote. If you mark fewer than three (3) choices for Directors, the proxies will vote your units ONLY for the person you mark as your choice. If you mark contradicting choices on the proxy card, such as both FOR and WITHHOLD for a candidate or FOR and AGAINST a proposal, your votes will not be counted with respect to the director candidate or the proposal for which you marked contradicting choices. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2011 Annual Meeting. If you do not submit a proxy card or attend the Annual Meeting, your units will not be counted as present at the 2011 Annual Meeting for purposes of determining whether a quorum is present.

Q:	Who can attend the 2011 Annual Meeting?

A:	All members as of the close of business on January 11, 2011, the record date, may attend the 2011 Annual Meeting.

Q:	What is the Record date for the 2011 Annual Meeting?

A:	January 11, 2011.

Q:	Who will count the votes?

A:	All votes will be tabulated by the inspector of election appointed for the Annual Meeting, which will be our Chief Financial Officer, William Dartt. Mr. Dartt will be assisted by an administrative employee of the Company. The inspector of election will separately tabulate votes and abstentions.

Q:	What constitutes a quorum?

A:	The presence in person or by proxy of members holding 25% of the issued and outstanding units allowed to vote on the matter is required to constitute a quorum. On January 11, 2011 the Company had 14,606 issued and outstanding membership units. The presence in person or by proxy of 3,652 membership units will constitute a quorum for purposes of the Say-on-Pay Vote and the Advisory Vote on the Frequency of the Say-on-Pay Vote.

Of the 14,606 issued and outstanding membership units only 11,583 units may be voted in the election of Directors or counted towards a quorum at the 2011 Annual Meeting because 3,023 units are held by “Appointing Members” who have appointed Directors pursuant to Section 5.3(c) of our operating agreement and who are thus, unable to vote on the election of Directors. As a result, the presence in person or by proxy of 2,896 membership units will constitute a quorum for purposes of the election of Directors. If you are entitled to vote on the election of Directors and submit a proxy or appear at the meeting, then you will be considered part of the quorum.

Q:	Who is paying for this proxy solicitation?

A:	The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of Membership Units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

Q:	How do I nominate a candidate for election as a director at next year’s Annual Meeting?

A:	Three director positions will stand for election at the 2012 Annual Meeting. Nominations for director positions are made by a nominating committee appointed by the Board. In addition, a member may nominate a candidate for director by following the procedures explained in Section 5.3(b) of the Operating Agreement or by following the requirements of Rule 14a-11 under the Securities and Exchange Act of 1934. Section 5.3(b) of the Operating Agreement requires that written notice of a member’s intent to nominate an individual for director must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 120 calendar days prior to the one year anniversary of the date the Company’s proxy statement was released in connection with the previous year’s annual meeting. These procedures are described in greater detail below in the question “When are member proposals and director nominations due for the 2012 annual meeting?”

Q:	What is a member proposal?

A:	A member proposal is your recommendation or requirement that the Company and/or the Board of Directors take action, which you intend to present at a meeting of the Company’s members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is placed in the Company’s proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are member proposals and director nominations due for the 2012 annual meeting?

A:	In order to be considered for inclusion in next year’s proxy statement, member proposals submitted pursuant to the provisions of the Operating Agreement, including director nominations, must be submitted in writing to the Company by September 14, 2011. The Company suggests that proposals for the 2012 annual meeting of the members be submitted by certified mail-return receipt requested.

Members, who wish to nominate a director candidate or make a member proposal pursuant to Rule 14a-11 under the Securities and Exchange Act of 1934, must file the required notice on Schedule 14N no earlier than August 15, 2011 and no later than September 14, 2011 and follow the other requirements of Rule 14a-11.

Members who intend to present a proposal at the 2012 annual meeting of members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than November 27, 2011. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2012 annual meeting by November 27, 2011, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion, provided the Company has included in its proxy statement an explanation of its intention with respect to voting on the proposal.

PROPOSALS TO BE VOTED UPON

PROPOSAL 1

Election of Directors

Thirteen (13) persons comprise our current Board of Directors, eight (8) elected Directors, and five (5) of which are appointed Directors. The Board is currently divided into three classes. Three Directors are to be elected by the members at the 2011 Annual Meeting and the terms of the remaining elected Directors expire in either 2012 or 2013. Below is a chart showing when each elected Director’s term expires.

2011	Ralph Brumbaugh Everett Hart Thomas Chronister
2012	Robert Davis Cy LeFevre Dale Schwieterman
2013	Troy Prescott Thomas Chalfant

Section 5.3(c) of the operating agreement authorizes each Member, along with any related parties or affiliates who holds four hundred (400) or more Units purchased during the initial public offering of the Company to appoint one (1) Director. There are five (5) Members that qualify to appoint a Director under this section. Currently the five (5) appointed Directors are David Matthew Dersch, Lawrence Lagowski, Robert Baker, C. Allan Rosar, and L. Marshall Roch. Any Member that appoints a Director is not entitled to vote on the Elected Directors.

The Board of Directors has nominated the following persons for election for a three-year term at the 2011 Annual Meeting: Ralph Brumbaugh, Everett Hart and Thomas Chronister. These nominees are incumbent Directors. These nominees have indicated their willingness to serve as Directors if elected. The three (3) nominees receiving the highest number of votes will be elected as Directors of the Company at the 2011 Annual Meeting, provided a quorum is present (in person or by proxy) at the meeting. The term of the Directors elected at the 2011 Annual Meeting will expire at the 2014 Annual Meeting of Members.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF RALPH BRUMBAUGH, EVERETT HART AND THOMAS CHRONISTER AS DIRECTORS. FOR EACH PROPERLY EXECUTED PROXY WHERE THE MEMBER DOES NOT MARK ANY CHOICES, THE PROXIES WILL VOTE FOR THE ELECTION OF RALPH BRUMBAUGH, EVERETT HART AND THOMAS CHRONISTER.

Information about Current Directors and Nominees

The following table contains certain information with respect to the nominees for election to the Board of Directors at the 2011 Annual Meeting:

		Year First Became A	If Elected, Term
Name and Principal Occupation	Age	Director	will Expire

Thomas Chronister	59	2005	2014
Ralph Brumbaugh	68	2005	2014
Everett Hart	73	2005	2014

Biographical Information of Nominees

Thomas C. Chronister, Director, Age 59, 440 Kerr Island North, Rome City, Indiana, 46784.

Since 1975, Mr. Chronister has worked as the manager and pharmacist for Chronister Pharmacies & Gift Stores. He also owns and operates 356 apartments in the Fort Wayne, Indiana area. Mr. Chronister graduated from Purdue University in 1975 with a bachelor’s degree in pharmacy. Mr. Chronister was selected as a nominee based on his prior experience with the Company as well as his prior business experience.

Ralph E. Brumbaugh, Director, Age 68, 6290 Willis Road, Greenville, Ohio 45331.

Mr. Brumbaugh is a director and part-owner of Brumbaugh Construction, Inc., a commercial construction business which he founded in 1962. Since 1974, he has been the owner of Creative Cabinets, a commercial interior supply company. Mr. Brumbaugh was selected as a nominee based on his prior experience with the Company as well as his prior business experience.

Everett Leon Hart, Director, Age 73, 6934 Bradford Children’s Home Road, Greenville, Ohio 45331.

For 29 years, Mr. Hart owned and operated Nu-Way Farm Systems, Inc. Mr. Hart has served as a consultant for NuWay Builders for the last five years. Mr. Hart has been a partner in EDGE Development LLC for the last 18 years and a partner in Classic Mark LLC for the last eight years. Mr. Hart has been an owner of commercial rental property for 37 years, an owner of Greenville Store & Lock for 27 years and an owner of Hart Truck Rental LLC for one year. In addition, Mr. Hart has been a partner in Harris Development Corp. for 20 years. Mr. Hart has served on the Darke County Chamber of Commerce Board of Directors for 29 years and has served as the president and chairman of the agricultural committee for the Chamber of Commerce. In addition, Mr. Hart has served two terms as the chairman of the Board for St. John Lutheran Church. Mr. Hart was selected as a nominee based on his prior experience with the Company as well as his prior business and agricultural experience.

Biographical Information Regarding Non-Nominee Directors, Officers and Significant Employees

Robert John Davis, Chairman/President, Director, Age 51, 4465 North County Road 100 E, New Castle, Indiana 47362.

Mr. Davis has been the owner and operator of Spiceland Wood Products, Inc., a manufacturing firm supplying the residential and commercial marketplace with customized wood products, since 2001. Previously he was the Vice President of Operations for Frank Miller Lumber Company and for Grede Foundries, Inc. He also owns a 260-acre farm near New Castle, Indiana. He graduated from Purdue University School of Engineering in Materials Engineering. Mr. Davis is currently our Chairman. Mr. Davis previously served as our Vice-Chairman. Mr. Davis has served as a director since December 7, 2005.

Dale A. Schwieterman, Director, Age 60, 3924 Cr 716 A, Celina, Ohio 45822.

Since 1974, Mr. Schwieterman has been employed as a certified public accountant. Since July 17, 1987, he has served as the president of McCrate DeLaet and Co., which provides accounting and tax consulting and preparation services. He is also involved with grain farming and cattle feeding partnerships in Mercer County, Ohio. He graduated from Bowling Green University with a degree in business in 1972. Mr. Schwieterman formerly served as our Board treasurer. Mr. Schwieterman has served as a director since December 7, 2005.

Thomas E. Chalfant, Secretary, Director, Age 60, 12028 West 700 North, Parker City, Indiana 47368.

Mr. Chalfant has been farming in Randolph County since 1974 and is the vice president and secretary of Chalfant Farms, Inc. He has also served a member of the Board of Directors of First Merchants Bank since 1999, and was the president of the Randolph County Farm Bureau. Mr. Chalfant graduated from Purdue University with a bachelors of science in agriculture. Mr. Chalfant previously served as our Vice-Chairman and is currently serving as our Secretary. Mr. Chalfant has served as a director since our inception.

Troy Prescott, Vice-Chairman/Vice-President, Director, Age 45, 3780 North 250 East, Winchester, Indiana 47394.

Mr. Prescott has been a grain farmer in Randolph County, Indiana for the past 25 years and presently owns and operates a 2,500-acre row crop farm near Winchester, Indiana. In addition, for 11 years Mr. Prescott and his wife owned and operated Cheryl’s Restaurant which they sold in December 2005. He served two terms on the Board of

Directors for the Randolph Central School District. Mr. Prescott serves as a Randolph County Commissioner. Mr. Prescott has previously served as our chairman. Mr. Prescott has served as a director since our inception.

Cyril George LeFevre, Director, Age 64, 1318 Fox Road, Ft. Recovery, Ohio 45846.

Mr. LeFevre has been the president and owner of Ft. Recovery Equipment Co. Inc. for the past 35 years. He also owns and operates a 2,500 acre farming operation. Mr. LeFevre received an industrial engineering degree from University of Dayton in 1969. Mr. LeFevre has served as a director since December 7, 2005.

Biographical Information of Appointed Directors

David Mathews Dersch, Director, Age 73, 15 Valerie Drive, Greenville, South Carolina 29615.

In 1987, Dr. Dersch co-founded S & S Steel Corporation in Anderson, Indiana. He has also served as a member of the Dean’s Council of Indiana University Medical School for the past 15 years and has been a member of the Board of Directors of Bob Jones University in Greenville, South Carolina for the last 10 years. He was a practicing physician for OB-GYN, PC since 1969, and is now retired. Dr. Dersch graduated from the University of Indiana. Dr. Dersch has served as a director since December 7, 2005. In January 2007, Dr. Dersch appointed himself to serve as a director. Dr. Dersch will serve indefinitely at the pleasure of the appointing member.

Curtis Allan Rosar, Director, Age 71, 3587 Wernle Road, Richmond, Indiana 47374.

Since 1982, Mr. Rosar has served as the president of C. Allan Rosar and Associates which manages family investments and various partnerships. He is a former director on the Wayne County Foundation, where he continues to serve on the investment committee. Mr. Rosar is also a director of the Reid Hospital and Health Care Governing Board, and serves on the executive committee and on the finance committee. He received a bachelor’s degree in industrial engineering in 1962 from Lehigh University, Bethlehem, Pennsylvania. Mr. Rosar has served as a director since December 7, 2005. In January 2007, Mr. Rosar appointed himself to serve as a director. Mr. Rosar will serve indefinitely at the pleasure of the appointing member.

Dr. L. Marshall Roch, II, Director, Age 76, 2006 East Robinwood Drive, Muncie, Indiana 47304.

Dr. Roch is the founder, chief executive officer and a director of Eye Center Group, LLC. The Eye Center Group is a group medical practice with about 25 physicians and operates four surgery centers. Dr. Roch was appointed to the Board of by Roch Investment, LLC in January 2007. Dr. Roch will serve indefinitely at the pleasure of the appointing member.

Lawrence A. Lagowski, Director, Age 58, 600 North Buffalo Grove Road, Suite 300, Buffalo Grove, Illinois 60089

Mr. Lagowski has been the chief financial officer of Indeck Energy Services, Inc. since 1986. Mr. Lagowski was appointed to the Board of Directors by Indeck Energy Services, Inc. in January 2007. Mr. Lagowski will serve indefinitely at the pleasure of the appointing member.

Robert Baker, Director, Age 47, 8124 Greenbriar Court, Wichita, Kansas 67226

Mr. Baker has been the chief financial officer of Clark Investment Group, a real estate development and investment company since 1996. Mr. Baker was appointed to the Board of Directors by Stephen L. Clark Family Partnership LP in May 2009. Mr. Baker will serve indefinitely at the pleasure of the appointing member.

Biographical Information of Officers and Significant Employees

Jeff Painter, Chief Executive Officer/General Manager, Age 54, 701 Wintergreen Drive, Yorktown, Indiana 47396

Mr. Painter was appointed as our Chief Executive Officer effective November 1, 2008. Mr. Painter served as our General Manager since January 2007. Mr. Painter has been in the agricultural business for the past 30 years. Most of those years have been spent as a grain merchandiser and/or facility manager for grain companies located in Indiana, Illinois and Ohio. Most recently, he was the Commodities Manager at an ethanol facility in east central Illinois for 10 months before taking over as General Manager from March of 2005 to March of 2007. Mr. Painter grew up in New Castle, Indiana on a family farm that operated a corn and soybean business and hog and cattle operations. After graduation he attended Purdue University.

William Dartt, Chief Financial Officer, Age 50, 207 1/2 N. Columbia, Union City, Indiana, 47390.

Mr. Dartt has been serving as our Chief Financial Officer since March 2010. Mr. Dartt previously served as the Controller for Matric, Ltd, an electronic manufacturing company, from November 2009 through January 2010. While with Matric, Mr. Dartt supervised a team of four individuals. Prior to his employment with Matric, Mr. Dartt served as the Controller for Marion Ethanol, LLC from August 2008 until July 2009 where he managed accounting and human resources functions of the company. From February 2001 until August 2008, Mr. Dartt served as the Controller and Vice President of Finance for The Wilson Bohannan Company. Mr. Dartt received his Bachelors of Business Administration from Mt. Vernon Nazarene University.

Jeremey Herlyn, Plant Manager, Age 39, 44 Stonebridge Drive, Winchester, Indiana 47394.

Jeremey Herlyn has been serving as our Plant Manager since June 2008. Mr. Herlyn previously served as the Plant Manager for Land O’Lakes Purina Feed, LLC in Richmond, Indiana, where he had been employed from June 1994 until becoming our Plant Manager. He received a bachelor’s of science in agricultural engineering from South Dakota State University in 1994.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

We believe that our compensation policies and procedures are reasonable based on the size and complexity of the Company and are strongly aligned with the long-term interests of our members. Recently, Congress passed a law that requires publicly reporting companies to present their members the opportunity to provide an advisory vote on the Company’s executive compensation program. We urge you to read the “EXECUTIVE COMPENSATION” section of this proxy statement, including the Company’s Compensation Discussion and Analysis section, for details on the Company’s executive compensation, including the Company’s compensation philosophy and objectives and the 2010 compensation of our executive officers. This advisory member vote, commonly known as “Say-on-Pay,” gives you as a member the opportunity to endorse or not endorse our executive officer compensation program and policies through the following resolution:

“RESOLVED, that the members endorse the compensation of the Company’s executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained under the caption “EXECUTIVE COMPENSATION” of this proxy statement.”

Because your vote is advisory, it will not be binding upon the Board. However, the Board will take into account the outcome of the vote when considering future executive compensation arrangements. We believe the “Say-on-Pay” proposal demonstrates our commitment to achieving a high level of total return for our members.

This proposal will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST the proposal, regardless of whether any alternative receives a vote from a majority of the units represented at the 2011 Annual Meeting.

THE BOARD RECOMMENDS THAT YOU VOTE FOR ENDORSEMENT OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS. FOR EACH PROPERLY EXECUTED PROXY WHERE THE MEMBER DOES NOT MARK ANY CHOICES, THE PROXIES WILL VOTE FOR THE APPROVAL OF PROPOSAL TWO.

PROPOSAL THREE

ADVISORY VOTE ON FREQUENCY OF THE SAY-ON-PAY VOTE

The Company is presenting the following proposal, which gives you as a member the opportunity to inform the Company as to how often you wish the Company to include a proposal, similar to Proposal Two, in our proxy statement. This resolution is required pursuant to Section 14A of the Securities Exchange Act. While the Board

intends to carefully consider the member vote resulting from the proposal, the final vote will not be binding on the Company and is advisory in nature.

“RESOLVED, that the members wish the Company to include an advisory vote on the compensation of the Company’s executive officers pursuant to Section 14A of the Securities Exchange Act every: (i) year; (ii) two years; or (iii) three years.”

THE BOARD RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY) EVERY YEAR. FOR EACH PROPERLY EXECUTED PROXY WHERE THE MEMBER DOES NOT MARK ANY CHOICES, THE PROXIES WILL VOTE FOR EVERY YEAR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of January 1, 2011 we had the following persons or entities known by us to be the beneficial owners of more than 5% of the outstanding units:

		Amount and
		Nature of		Percent
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership		of Class

Membership Units	Stephen L. Clark Family Partnership, L.P. 1625 North Gatewood Wichita, KS 67206	950	units(1)	6.50%

(1)	Our director, Robert Baker is also considered a beneficial owner of these units as a result of his relationship with the Stephen L. Clark Family Partnership, L.P.

SECURITY OWNERSHIP OF MANAGEMENT

As of January 1, 2011, members of our Board of Directors, Executive Officers and Director nominees own membership units as follows:

		(3) Amount and
	(2) Name and Address of	Nature of		(4) Percent
(1) Title of Class	Beneficial Owner	Beneficial Ownership		of Class

Membership Units	Robert John Davis 4465 N. Co. Rd. 100 East New Castle, IN 47362	43	units(1)	0.29%
Membership Units	Troy Prescott 3780 N. 250 East Winchester, IN 47394	82	units	0.56%
Membership Units	Thomas Chalfant 12028 W. 700 North Parker City, IN 47368	92	units(2)	0.63%
Membership Units	Dale Schwieterman 3924 CR 716 A Celina, OH 45822	66	units(3)	0.45%
Membership Units	Ralph Brumbaugh P.O. Box 309 Arcanum, OH 45304	100	units	0.68%
Membership Units	Thomas C. Chronister 440 Kerr Island North Rome City, IN 46784	68	units	0.47%
Membership Units	David Matthew Dersch 15 Valerie Drive Greenville, SC 29615	662	units(4)	4.53%

		(3) Amount and
	(2) Name and Address of	Nature of		(4) Percent
(1) Title of Class	Beneficial Owner	Beneficial Ownership		of Class

Membership Units	Everett Hart 6934 Bradford Children’s Home Rd. Greenville, OH 45331	100	units	0.68%
Membership Units	Cyril George LeFevre 1318 Fox Rd. Fort Recovery, OH 45846	36	units	0.25%
Membership Units	Curtis Allan Rosar 3587 Wernle Rd. Richmond, IN 47374	416	units(5)	2.85%
Membership Units	Robert Baker 8124 Greenbriar Ct Wichita, KS 67226	1,035	units(6)	7.02%
Membership Units	Dr. L. Marshall Roch, II 2006 N Robinwood Drive Muncie, IN 47304	500	units(7)	3.42%
Membership Units	Lawrence A. Lagowski 600 North Buffalo Grove Road, Suite 300 Buffalo Grove, IL 60089	410	units(8)	2.81%
Membership Units	All Directors and Officers as a Group	3,610	units	24.72%

(1)	Four units are owned by Mr. Davis’ son, Andrew Davis.

(2)	Thirty-five units are owned by Mr. Chalfant’s wife, Mollie Chalfant.

(3)	Twenty units are owned by Dale Schwieterman Roth IRA.

(4)	Six hundred units are owned by Dersch Energy, LLC and Dr. Dersch is a principal of Dersch Energy, LLC. Fifty-six units are held by David M. Dersch, and six units are held by Dr. Dersch’s wife Donna.

(5)	Forty units are owned by the Marian Rosar Irrevocable Trust. Forty units are owned by Rosar Family, LP; One hundred units are owned by Devco Realty; and twenty units are owned by Quad Investments. Curtis Allan Rosar is a principal of Rosar Family, LP, Devco Realty and Quad Investments. In addition, ten units are owned by Naomi C. Kaeuper Revocable Living Trust. Ten units are held by the Carrie Sailer Roth IRA. Ten units are held by the Saron Rexing IRA. Twenty units are held by the Sarah Burnham Roth IRA and one hundred fifty units are held by the C. Allan Rosar Roth IRA.

(6)	Eighty-five units are owned by Robert Baker. Nine hundred fifty units are owned by Stephen L. Clark Family Partnership, LP. Robert Baker is the representative selected by Stephen L. Clark to serve on our Board of Directors.

(7)	Four hundred units are owned by Roch Investment, LLC and one hundred units are owned by L Marshall Roch II.

(8)	Four hundred units are owned by Indeck Energy Services, Inc. and Mr. Lagowski is the representative selected by Indeck Energy Services, Inc. to serve on our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our Officers and Directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, Directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, and based solely on a review of the copies of such reports furnished to us and written representations from our Officers and Directors, all Section 16(a) filing requirements were complied with during the fiscal year ended September 30, 2010.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

The Board of Directors generally meets once per month. The Board of Directors held 14 regularly scheduled and special meetings during the fiscal year ended September 30, 2010. All of the Directors attended at least 75% of the meetings of the Board of Directors during the fiscal year ended September 30, 2010, with the exception of Cyril G. LeFevre and L. Marshall Roch.

The Board of Directors does not have a formal process for holders of membership units to send communications to the Board of Directors. The Board of Directors feels this is reasonable given the accessibility of our Directors. Members desiring to communicate with the Board of Directors may do so by contacting a director via our website, fax, phone or in writing. The names of our Directors are listed on our website at http://www.cardinalethanol.com.

The Board of Directors does not have a policy with regard to Directors’ attendance at annual meetings. The Company’s 2010 Annual Meeting was attended by 10 of the Directors. Due to this high attendance record, it is the view of the Board of Directors that such a policy is unnecessary.

Director Independence

Our independent Directors are Ralph Brumbaugh, Thomas Chronister, Robert Davis, David Dersch, Everett Leon Hart, Cyril George LeFevre, C. Allan Rosar, Robert Baker, Dr. L. Marshall Roch, II, and Lawrence A. Lagowski. Our Directors that are not independent are Dale Schwieterman Troy Prescott and Thomas Chalfant. The determination of independence is made by reference to NASDAQ rule 4200 and 4350. Dale Schwieterman is not considered independent in that he served as our interim Chief Financial Officer throughout a portion of fiscal year 2010. In addition, Dale Schwieterman, Troy Prescott and Thomas Chalfant delivered grain to the Company in an amount in excess of $120,000 each, in at least one of the last three years.

Board Leadership Structure and Role In Risk Oversight

The Company is managed by a Chief Executive Officer that is separate from the Chairman of the Board. The Board has determined that its leadership structure is effective to create checks and balances between the executive officers of the Company and the Board. The Board is actively involved in overseeing all material risks that face the Company, including risks related to changes in commodity prices. The Board administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers’ management of the Company, and through its risk management committee.

Code of Ethics

The Board has adopted a Code of Ethics that sets forth standards regarding matters such as honest and ethical conduct, compliance with the law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications. The Code of Ethics applies to all of our employees, officers, and directors, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is available free of charge on written request to Cardinal Ethanol, LLC, 1554 N. County Road 600 E., Union City, IN 47390.

Audit Committee

The Company has a standing audit committee. The purpose of the audit committee is to monitor the integrity of the Company’s financial reporting process and systems of internal controls. The audit committee appoints and monitors the independence and qualifications of the Company’s independent auditors, monitors the performance of the Company’s internal audit function, provides an avenue of communication among the independent auditors, management, and the Board, and prepares an audit committee report to be included in the Company’s annual proxy statement.

The audit committee of the Board operates under a charter adopted by the Board in 2006. The audit committee charter is available free of charge on written request to Cardinal Ethanol, LLC, 1554 N. County Road 600 E., Union City, IN 47390. Under the charter, the audit committee must have at least three members. The Board of Directors appointed Dale Schwieterman, Robert Baker, Thomas Chronister, Everett Hart and Thomas Chalfant to the audit committee. The Board of Directors has determined that Mr. Schwieterman will serve as the audit committee’s financial expert as defined in Item 407 of Regulation S-K.

The audit committee is exempt from independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, Thomas Chronister, Everett Hart and Robert Baker are independent within the definition of independence provided by NASDAQ rules 4200 and 4350. Dale Schwieterman is not considered independent in that he served as our interim Chief Financial Officer throughout a portion of our 2010 fiscal year. In addition, Dale Schwieterman and Thomas Chalfant are not considered independent in that they delivered grain to the Company in an amount in excess of $120,000 each, in at least one of the last three years. A Director would not be independent if they, or a family member, had been employed by the Company at any time during the last three years, accepted any compensation from the Company in excess of $120,000 during the last three years, or was a partner in, or a controlling shareholder or an executive officer of any organization which had extensive business dealings with the Company.

Audit issues were specifically addressed by the Audit Committee during the four audit committee meetings that were held during the fiscal year ended September 30, 2010. All of our audit committee members attended at least 75% of the audit committee meetings.

Audit Committee Report

The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the reference in any such document.

The audit committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The Board reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended September 30, 2010. The committee has discussed with Boulay, Heutmaker, Zibell & Co., its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 114 Communication to those charged with governance, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Board has received and reviewed the written disclosures and the letter to management from Boulay, Heutmaker, Zibell & Co., as required by Independence Standards Board Standard No. 1, and has discussed with the auditors the auditors’ independence. The Board has considered whether the provision of services by Boulay, Heutmaker, Zibell & Co., not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Form 10-Q are compatible with maintaining Boulay, Heutmaker, Zibell & Co.’s, independence.

Based on the reviews and discussions referred to above, the Board of Directors determined that the audited financial statements referred to above be included in the Annual Report accompanying this proxy statement for the fiscal year ended September 30, 2010.

Audit Committee

Dale Schwietman
Thomas Chronister
Thomas Chalfant
Robert Baker
Everett Hart

Independent Registered Public Accounting Firm

The audit committee selected Boulay, Heutmaker, Zibell & Co., as independent registered public accountants for the fiscal year October 1, 2010 to September 30, 2011. A representative of Boulay, Heutmaker, Zibell & Co., is expected to be present at the annual meeting of members, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by the principal independent registered public accountants (Boulay, Heutmaker, Zibell & Co.) to the Company from October 1, 2009 through the Company’s fiscal year ended September 30, 2010 are as follows:

Category	Year	Fees

Audit Fees(1)	2010		$119,000
	2009		$144,000
Audit-Related Fees	2010	$
	2009	$
Tax Fees	2010		$8,000
	2009		$8,000
All Other Fees(2)	2010		$28,300
	2009		$31,000

(1)	The audit fees were incurred for the audit of the Company’s annual financial statements included within Form 10-K and review of the financial statements included in the Company’s quarterly reports on Form 10-Q.

(2)	The other fees were billed for services rendered in connection with research and consulting fees in connection with generally accepted accounting principles, correspondence with Securities and Exchange Commission and other consulting services.

Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by the audit committee.

One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our Board of Directors.

Nominating Committee

The Nominating Committee of the Board of Directors operates under a charter adopted by the Board of Directors in September 2008, which was included as an appendix to the 2009 Proxy Statement filed with the Securities and Exchange Commission on January 11, 2009. Under the charter, the nominating committee must have at least three members. The Board of Directors served as the nominating committee for our 2010 fiscal year. The chair of the nominating committee is Robert Davis. The nominating committee held one meeting during the fiscal year ended September 30, 2010. All of our nominating committee members attended at least 75% of the nominating committee meetings.

Based upon the size of the Company and the Board’s familiarity with the Company since inception, the Board also has determined that each of the Directors is qualified to suggest nominees for consideration to the nominating committee. The major responsibilities of the nominating committee are to:

•	Develop a nomination process for candidates to the Board of Directors;

•	Establish criteria and qualifications for membership to the Board of Directors;

•	Identify and evaluate potential director nominees;

•	Fill vacancies on the Board of Directors;

•	Recommend nominees to the Board of Directors for election or re-election.

The following list represents the types of criteria the nominating committee takes into account when identifying and evaluating potential nominees:

•	Agricultural, business and financial background;

•	Accounting experience;

•	Community or civic involvement;

•	Independence from the Company (i.e. free from any family, material business or professional relationship with the Company);

•	Lack of potential conflicts of interest with the Company;

•	Examples or references that demonstrate a candidate’s integrity, good judgment, commitment and willingness to consider matters with objectivity and impartiality; and

•	Specific needs of the existing board relative to any particular candidate so that the overall board composition reflects a mix of talents, experience, expertise and perspectives appropriate to the Company’s circumstances.

The nominating committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless Ralph Brumbaugh, Thomas Chronister, Robert Davis, David Dersch, Everett Hart, Cy LeFevre, C. Allan Rosar, Robert Baker, Dr. L. Marshall Roch II, and Lawrence Lagowski are considered independent within the definition of independence provided by NASDAQ Rule 4200. Dale Schweiterman is not considered independent in that he served as our interim Chief Financial Officer throughout a portion of the 2010 fiscal year. In addition, Dale Schweiterman, Troy Prescott and Thomas Chalfant are not considered independent in that they delivered grain to the Company in excess of $120,000, in at least one of the last three years.

Nominations for the election of Directors may be made by any member entitled to vote generally in the election of Directors. In accordance with the Company’s operating agreement, a member desiring to nominate one or more persons for election as a director for the 2011 Annual Meeting must submit written notice of such intent either by personal delivery or regular mail to the Secretary of the Company at least 120 days prior to the one year anniversary of the date of mailing of this proxy statement. This notice must contain: (i) the name and address of record of the member who intends to make the nomination; (ii) a representation that the member is the holder of units of the Company entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by such member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director of the Company if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent of the then outstanding units and clearly setting forth the proposed nominee as a candidate of the Director’s seat to be filled at the next election of Directors.

Members who wish to nominate a director candidate or make a member proposal pursuant to Rule 14a-11 under the Securities and Exchange Act of 1934 must file the required notice on Schedule 14N no earlier than August 15, 2011 (150 calendar days before the anniversary of the date that we mailed this proxy) and no later than September 14, 2011 (120 calendar days before the anniversary of the date that we mailed this proxy). Rule 14a-11 provides a means for members to include their director candidates and member proposals in the Company’s proxy statement provided they follow the requirements of Rule 14a-11.

The Company, through the nominating committee, did not receive any nominations from the members for nominees to stand for election to the Board at the 2011 Annual Meeting.

Compensation Committee

The Board of Directors appointed Ralph Brumbaugh, Robert Davis, Everett Hart and Cy LeFevre to serve as the compensation committee for the fiscal year ended September 30, 2010. Ralph Brumbaugh is the chair of the compensation committee. The compensation committee does not operate under a charter. The compensation committee has direct responsibility with respect to the compensation of the Company’s Chief Executive Officer and Chief Financial Officer and oversees the compensation of our other executive officers. The compensation committee has the overall responsibility for approving and evaluating our director and executive compensation plans, policies and programs.

The compensation committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, all of the members of our compensation committee are independent within the definition of independence provided by NASDAQ Rule 4200.

For additional information on the responsibilities and activities of the compensation committees, including the process for determining executive compensation; see the section of the proxy statement entitled “Compensation Discussion and Analysis.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During our fiscal year ended September 30, 2010, we have entered into transactions with related parties.

During our fiscal year ended September 30, 2010, Troy Prescott delivered corn to the Company in an approximate amount of $408,000.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Throughout this proxy statement, the individuals who served as our Chief Executive Officer, Chief Financial Officer and Plant Manager are referred to as the “executive officers”.

The compensation committee of the Board has responsibility for establishing, implementing and regularly monitoring adherence to the Company’s compensation philosophy and objectives. The compensation committee ensures that the total compensation paid to the executive officers is fair, reasonable and competitive. Generally the types of compensation and benefits provided to the executive officers are similar in form to the compensation and benefits provided to our other employees.

The compensation committee:

(1) establishes and administers a compensation policy for senior management;

(2) reviews and approves the compensation policy for all or our employees other than senior management;

(3) reviews and monitors our financial performance as it affects our compensation policies or the administration of those policies;

(4) reviews and monitors our succession plans;

(5) approves awards to employees pursuant to our incentive compensation plans; and

(6) approves modifications in the employee benefit plans with respect to the benefits salaried employees receive under such plans.

All of the committee’s actions are reported to the Board and, where appropriate, submitted to the Board for ratification. In determining the Chief Executive Officer’s compensation, the committee considers evaluations prepared by the directors. From time to time, the compensation committee may delegate to the Chief Executive Officer the authority to implement certain decisions of the committee, to set compensation for lower executive officers, including the Company’s Chief Financial Officer, Plant Manager, Commodity Manager, Production Manager, Lab Manager and EHS Manager or to fulfill administrative duties.

Compensation Philosophy and Objectives

Our compensation programs are designed to achieve the following objectives:

•	Attract, retain and motivate highly qualified and talented executives who will contribute to the Company’s success by reason of their ability, ingenuity and industry;

•	Link compensation realized to the achievement of the Company’s short and long-term financial and strategic goals;

•	Align management and member interests by encouraging long-term member value creation;

•	Maximize the financial efficiency of the compensation program from tax, accounting, cash flow and dilution perspectives; and

•	Support important corporate governance principles and comply with best practices.

Compensation Committee Procedures

The compensation committee of the Board is responsible for determining the nature and amount of compensation for the Company’s executive officers. In our 2010 fiscal year, the compensation committee consisted of four non-employee directors: Ralph Brumbaugh, Robert Davis, Cy LeFevre and Everett Hart.

The compensation committee receives input from the Chief Executive Officer on the personal performance achievements of the executives and management employees who report to him. This individual performance assessment determines a portion of the annual compensation for each executive. In addition, the Chief Executive Officer provides input on salary increases, incentive compensation opportunities, and long-term incentive grants for the executives and management employees who report to him, which the committee considers when making executive compensation decisions.

The compensation committee does its own performance review of the Chief Executive Officer, and discusses the performance review with the Board. The compensation committee annually evaluates the performance of our Chief Executive Officer in light of the goals and objectives of the Company’s executive compensation plans, and determines and approves, or recommends to the Board for its approval, the Chief Executive Officer’s compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the compensation committee will consider all relevant factors, including the Company’s performance, the value of similar awards to chief executive officers of comparable companies, and the awards given to the Chief Executive Officer of the Company in past years. The Chief Executive Officer is not present at either compensation committee or board level deliberations concerning his compensation.

Base Salary

Base salaries for our executive officers are established based on the scope of their roles, responsibilities, experience levels and performance, and taking into account competitive market compensation paid by comparable companies for similar positions. Base salaries are reviewed approximately annually, and may be adjusted from time to time to realign salaries with market levels after taking into account individual performance and experience.

Bonus

In addition to the base salaries, the Board approved a bonus payable to all our employees. For our 2010 fiscal year, the amount of the bonus was 7.5% of the employee’s gross wages for all non-management employees. For our 2010 fiscal year, the amount of the bonus was 15% of the employee’s gross wages for our management employees, which included our Chief Executive Officer, Jeff Painter; our Chief Financial Officer, William Dartt; our Plant Manager, Jeremey Herlyn; our Commodity Manager Adam Zeedyk, our Production Manager, Chad Lindow, our Maintenance Manager, James Siefert our Lab Manager Lisa Naylor and our EHS Manager, Deanne Sweeney. Gross wages included all regular, overtime, PTO and Holiday Pay. The Company believes that the bonuses are reasonable as the bonuses were easily quantified by the Company.

For our fiscal year ended September 30, 2010, the bonuses paid to our employees represented approximately 1.10% of the Company’s fiscal year net income. The financial impact on the Company of the 2010 fiscal year bonuses was approximately $122,679.71 for non-management employees and approximately $102,117.89 for management employees.

Subsequent to our 2010 fiscal year end, our Board approved an Employee Bonus Plan for our 2011 fiscal year (“2011 Bonus Plan”). The purpose of the 2011 Bonus Plan is to reward the team when the Company shows financial results that are directly impacted by the performance of the entire staff. The 2011 Bonus Plan consists of two categories: Financial and Team. Under the 2011 Bonus Plan, Cardinal employees will receive a bonus under the Financial Goal if the Company has net income of $7,500,000 or more by September 30, 2011. Bonus payout under the Team Goal will be made quarterly throughout the 2011 fiscal year and will be based on the number of recordable injuries and lost-time accidents as well as the number of gallons per bushel of undenatured ethanol produced at the plant. If the Company meets the Team Goals, all employees could earn a bonus up to 7.5% of the employees’ gross wages per quarter. In the event that the Company meets the Financial Goal, non-management employees could earn a bonus up to 10% of the employees’ gross wages as determined by the financial success of the Company. In addition, the 2011 Bonus Plan provides incentives to the management team who ultimately have the responsibility of directing and leading the Company to achieve greater success. Under the 2011 Bonus Plan, management employees, which include the Chief Executive Officer, Chief Financial Officer, Plant Manager, Commodity Manager, Production Manager, Maintenance Manager, EHS Manager and the Lab Manager, could earn a bonus up to 20% of the employees’ gross wages as determined by the financial success of the Company. The 2011 Bonus Plan took effect beginning October 1, 2010.

No Pension Benefit Plan, Change of Control or Severance Agreements

We offer no pension benefit plans to our executive officers. Our executive officers do not have change of control or severance agreements, which means the Board retains discretion over severance arrangements if it decides to terminate their employment.

Accounting and Tax Treatment of Awards

None of our executive officers, directors, or employees receives compensation in excess of $1,000,000 and therefore the entire amount of their compensation is deductible by the Company as a business expense. Certain large executive compensation awards are not tax deductible by companies making such awards. None of our compensation arrangements are likely to reach this cap in the foreseeable future.

Executive Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Ralph Brumbaugh, Chair
Robert Davis
Everett Hart
Cy LeFevre

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has been an employee of the Company. There are no interlocking relationships between our Company and other entities that might affect the determination of the compensation of our executive officers.

Summary Compensation Table

The following table sets forth all compensation paid or payable by the Company during the last three fiscal years to our Chief Executive Officer, Chief Financial Officer and Plant Manager. We did not have any compensatory security option plan or any other plan for long term compensation of our executive officers in place as of September 30, 2010. As of September 30, 2010, none of our directors or executive officers had any options, warrants, or other similar rights to purchase securities of the Company.

				Stock	Option	All Other		Total
Name and Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation		Compensation
Position	Year	($)	($)	($)	($)	($)		($)

Jeff Painter,	2010	176,154	150	—	—	5,172	(2)	181,476
Chief Executive Officer(1)
Jeff Painter,	2009	169,800	500	—	—	2,052	(2)	172,352
Chief Executive Officer
Jeff Painter,	2008	158,400	—	—	—	—		158,400
Chief Executive Officer
William Dartt,	2010	57,258	—	—	—	—		57,258
Chief Financial Officer(3)
Dale Schwieterman,	2010	—	—	—	—	9,000		9,000
Chief Financial Officer(4)(5)
Dale Schwieterman,	2009	—	—	—	—	—		—
Chief Financial Officer
Jeremey Herlyn,	2010	100,193	150	—	—	2,970	(2)	103,313
Plant Manager
Jeremey Herlyn,	2009	97,692	500	—	—	1,238	(2)	99,430
Plant Manager
Jeremey Herlyn,	2008	27,750	—	—	—	—		27,750
Plant Manager(6)

(1)	Jeff Painter has been serving as our General Manager since January 2007. On November 1, 2008 he was also appointed as our CEO by our Board of Directors.

(2)	This represents 401(K) contributions by the Company.

(3)	William Dartt was appointed as our Chief Financial Officer in March 2010.

(4)	Our director, Dale Schwieterman served as our interim chief financial officer from June 2009 until March 2010.

(5)	Dale Schwieterman’s compensation includes $9,000 in Director compensation as set forth below.

(6)	Jeremey Herlyn became our Plant Manager in June 2008.

Our Chief Executive Officer, Chief Financial Officer and our Plant Manager are eligible to participate in the Company’s defined contribution plan. In July 2008, the Company approved a defined contribution plan available to all of its qualified employees. The Company contributes up to 100% of the contributions of the employee up to 3% of the eligible salary of each employee. In order to receive a contribution, the employee must have worked 1,000 hours in the plan year and be employed as of the last day of the calendar year.

Employment Agreement with Executive Officers

On January 22, 2007, Cardinal Ethanol, LLC (the “Company”) entered into an Employment Agreement with Jeff Painter. Under the terms of the agreement, Mr. Painter is serving as the Company’s general manager. The initial term of the agreement is for a period of three years unless the Company terminates Mr. Painter’s employment “For Cause” as defined in the agreement. In the event, Mr. Painter’s employment is terminated by the Company, other than by reason of a termination “For Cause”, then the Company will continue to pay Mr. Painter’s salary and fringe benefits through the end of the initial three year term. At the expiration of the initial term, Mr. Painter’s term of employment shall automatically renew on each one-year anniversary thereafter unless otherwise terminated by either party.

Director Compensation

Our directors are compensated on a flat rate basis. Directors receive $1,000 each month they are a member of the Board. The Chairman of the Board receives $2,000 each month.

Robert Davis is currently serving as our Chairman and Troy Prescott is currently serving as our Vice Chairman. William Dartt is our treasurer and Thomas Chalfant is our secretary.

The following table sets forth all compensation paid or payable by the Company to our Directors during fiscal year ended September 30, 2010.

		Fees
		Earned or Paid	All Other
Name	Fiscal Year	in Cash	Compensation	Total

Robert Davis	2010	$17,000	—	$17,000
Troy Prescott	2010	$10,000	—	$10,000
Thomas Chalfant	2010	$9,000	—	$9,000
Ralph Brumbaugh	2010	$9,000	—	$9,000
Robert Baker	2010	$9,000	—	$9,000
Thomas Chronister	2010	$9,000	—	$9,000
David Dersch	2010	$9,000	—	$9,000
Everett Hart	2010	$9,000	—	$9,000
Lawrence Lagowski(1)	2010	$9,000	—	$9,000
Cy LeFevre	2010	$9,000	—	$9,000
L. Marshall Roch	2010	$9,000	—	$9,000
C. Alan Rosar	2010	$9,000		$9,000
Dale Schwieterman	2010	$9,000	—	$9,000

(1)	Indeck Energy, Inc., the entity that appointed Mr. Lagowski received the entire amount of the director fees payable to Mr. Lagowski as a result of his position on the Board during our 2010 fiscal year.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company’s 2010 Annual Report to security holders, including financial statements and the notes thereto, for the fiscal year ended September 30, 2010 accompanies the mailing of this Proxy Statement.

The Company will provide each member solicited a copy of the Form 10-K without charge. The written request for the Form 10-K should be directed to Robert Davis, Chairman of Cardinal Ethanol, LLC at 1554 N. County Road 600 E., Union City, Indiana 47390. The Form 10-K is also available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or available from the SEC’s internet site (www.sec.gov).

CARDINAL ETHANOL, LLC
2011 Annual Meeting — Thursday, February 10, 2011
For Unit Holders as of January 11, 2011
Proxy Solicited on Behalf of the Board of Directors

PROPOSAL ONE: ELECTION OF THREE DIRECTORS

**You may vote for three (3) nominees**

PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK

		For	Withhold/Abstain

Ralph Brumbaugh, Incumbent	>>>	☐	☐
Everett Hart, Incumbent	>>>	☐	☐
Thomas Chronister, Incumbent	>>>	☐	☐

PROPOSAL TWO:	ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

For	Against	Abstain

☐	☐	☐

PROPOSAL THREE:	ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTE

THE BOARD RECOMMENDS A VOTE FOR EVERY YEAR

Every Year	Every Two Years	Every Three Years	Abstain

☐	☐	☐	☐

Signature:	Joint Owner Signature:
Print Name:	Print Joint Owner Name:
Date:	Date:
Number of Units Held:

Please sign exactly as your name appears above. Joint owners must both sign. When signing as attorney, executor, administrator, trustee or guardian, please note that fact.

Vote by Mail or Facsimile:
1) Read the Proxy Statement
2) Check the appropriate boxes on the proxy card below
3) Sign and date the proxy card
4) Return the proxy card by mail to 1554 N. County Road 600 E., Union City, Indiana 47390 or via fax to (765) 964-3349.

Proxy cards must be RECEIVED no later than 5:00 p.m. on Wednesday, February 9, 2011 to be valid.

By signing this proxy card, you appoint Robert Davis and Thomas Chalfant, jointly and severally, each with full power of substitution, as proxies to represent you at the 2011 Annual Meeting of the members to be held on Thursday, February 10, 2011, at the Winchester High School in Winchester, Indiana, and at any adjournment thereof, on any matters coming before the meeting. Registration for the meeting will begin at 5:00 p.m. The 2011 Annual Meeting will follow, and will commence at approximately 6:00 p.m.

Please specify your choice by marking the appropriate box above. The proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be RECEIVED by the Company by 5:00 p.m. on Wednesday, February 9, 2011.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the 2011 Annual Meeting. If you do not mark any boxes, your units will be voted FOR the incumbents Ralph Brumbaugh, Everett Hart and Thomas Chronister, FOR the Proposal Two — Say-on-Pay and EVERY YEAR with respect to Proposal Three — Frequency of the Say-on-Pay vote. If you choose only one (1) nominee, then the proxies will vote your units only for the nominee you chose. If you mark contradicting choices on the proxy card, such as both FOR and WITHHOLD for a candidate or FOR and AGAINST a proposal, your votes will not be counted with respect to the director candidate or the proposal for which you marked contradicting choices. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2011 Annual Meeting.